Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 of VIASPACE Inc. of our report, which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, dated March 30, 2007 relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-KSB of VIASPACE Inc. for the year ended December 31, 2007.
/S/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
Los Angeles, California
April 30, 2008